                    SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a)
                  of the Securities Act of 1934

Filed by the Registrant                      [x]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
    Sec. 240.14a-12

                        Riser Foods, Inc.
        (Name of Registrant as Specified In Its Charter)

                        Riser Foods, Inc.
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(3).
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
               Class A Common Stock $.01 par value

               Class B Common Stock $.01 par value

     2)   Aggregate number of securities to which transaction
          applies.                N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11: N/A

     4)   Proposed maximum aggregate value of transaction:  N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:     N/A
     2)  Form, Schedule or Registration Statement No.:  N/A
     3)  Filing Party:             N/A
     4)  Date Filed:               N/A

                              RISER FOODS, INC.
                             5300 RICHMOND ROAD
                         BEDFORD HEIGHTS, OHIO 44146



Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Riser Foods, Inc. (the "Company") to be held at its corporate headquarters located at 5300 Richmond Road, Bedford Heights, Ohio 44146, on December 9, 1994, at 10:00 a.m. Official Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

  The only proposal to be acted upon at the Meeting is the election of directors. The Board of Directors recommends a vote for the Company's nominees.

  We appreciate the prompt return of your signed proxy; your vote is important.

  On behalf of the Board of Directors and management of the Company, thank you for your cooperation and continued support.



                                         Sincerely,

                                         /s/ Anthony C. Rego


                                         Anthony C. Rego
                                         Chairman of the Board
                                         and Chief Executive
                                         Officer


October 27, 1994
PAGE

                              RISER FOODS, INC.
                             5300 RICHMOND ROAD
                         BEDFORD HEIGHTS, OHIO 44146








                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 9, 1994





To the Stockholders of Riser Foods, Inc.:

  The Annual Meeting of Stockholders of Riser Foods, Inc. (the "Company"), a Delaware corporation, will be held at its corporate headquarters located at 5300 Richmond Road, Bedford Heights, Ohio 44146, on Friday, December 9, 1994, at 10:00 a.m., Eastern Time, for the following purposes:

  1.  To elect thirteen directors to serve until the next Annual
      Meeting of Stockholders and until their successors are duly elected and qualified; and

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on October 17, 1994 will be entitled to vote at the Annual Meeting and any adjournment thereof.

  All stockholders are cordially invited to attend the Annual Meeting. However, the Company urges you to assure your representation at the Annual Meeting by signing and returning the enclosed proxy in the postage prepaid envelope provided as promptly as possible. The giving of this proxy does not affect your right to vote in person if you attend the Annual Meeting.


                                    BY ORDER OF THE BOARD OF
                                          DIRECTORS

                                    /s/ Anthony C. Rego


                                    Anthony C. Rego
                                    Chairman of the Board
                                    and Chief Executive
                                    Officer

October 27, 1994
PAGE

                            RISER FOODS, INC.
                           5300 RICHMOND ROAD
                       BEDFORD HEIGHTS, OHIO 44116


                          PROXY STATEMENT


                 ANNUAL MEETING OF STOCKHOLDERS


                         December 9, 1994

MATTERS TO BE CONSIDERED AT THE MEETING

  This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Riser Foods, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on December 9, 1994 or any adjournment thereof (the "Meeting") at the Company's headquarters, 5300 Richmond Road, Bedford Heights, Ohio 44146, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's Annual Report for the fiscal year ended July 2, 1994 (the "1994 Fiscal Year") is being mailed together with this Proxy Statement and form of proxy on or about October 27, 1994 to stockholders of record at the close of business on October 17, 1994. The Company will pay the cost of soliciting proxies.

  The only business which the Board of Directors intends to present or knows that others will present at the Meeting is as set forth in the attached Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the Meeting for action to be taken thereon, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

VOTING, PROXIES AND REVOCABILITY

  As of the close of business on October 7, 1994, the Company had 8,678,917 shares of its Class A Common Stock, $.01 par value ("Class A Common Stock") outstanding and 955,613 shares of its Class B Common Stock, $.01 par value ("Class B Common Stock") outstanding. There were approximately 1,150 stockholders of record of the Company's Class A Common Stock and 24 stockholders of record of the Company's Class B Common Stock on such date. Holders of Class A Common Stock are entitled to one (1) vote in person or by proxy for each share held and, voting as a separate class, are entitled to elect four (4) directors. Holders of Class B
Common Stock are entitled to ten (10) votes in person or by proxy for each share held and, voting as a separate class, are entitled to elect the remaining nine (9)directors.

  A majority of the votes entitled to be voted in each class of common stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the election of directors by that class. A majority of the votes entitled to be voted must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of other business. Under applicable provisions of Delaware law and the Company's charter documents, nominees receiving a plurality of the votes cast at a meeting at which a quorum is present will be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors.
PAGE

  Proxies which are returned and executed will be voted as specified therein. If no specification is made, the proxies will be voted FOR the election of the nominees listed below as directors.

  A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company at the above address either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the stockholder who executed it is present at the Meeting and votes in person.

  An inspector of elections appointed by the Board of Directors for the Meeting will count the votes cast in the election of directors. The Company's stock transfer agent, which has received, inspected and tabulated the proxies returned by stockholders, will assist the inspector of elections in such counting.

  The Meeting may be adjourned, and additional proxies solicited, if at the time of the Meeting the votes necessary to approve any of the proposed actions have not been obtained. Any adjournment of the Meeting will require the affirmative vote of a majority of the common stock represented at the Meeting, in person or by proxy, even if less than a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of October 7, 1994, regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock owned by each director or nominee of the Company, each of the persons named in the Summary Compensation Table, each person known to the Company to own beneficially more than five percent (5%) of the outstanding shares of either class, and all directors and officers as a group. Except as otherwise noted, each person has sole voting power and sole investment power with respect to such shares.

                             Number of  Percentage Number of
Percentage
                              Class A    of Class   Class B   of
Class
Name of Beneficial Owner       Shares    A Shares   Shares*   B
Shares
- - ------------------------      --------  ----------  --------
- - ----------
5300 Richmond Road Corp. (1) 1,553,630      N/A            0    0.0
Thomas A. Rego (2)             259,880      3.6      108,861   11.4
Charles A. Rini, Sr. (3)       202,657      2.8      264,495   27.7
Anthony C. Rego (4)            187,212      2.6       36,583    3.8
S. Lee Kohrman (5)              98,644      1.4            0    0.0
Michael L. Borstein (6)         73,065      1.0       43,702    4.6
Anthony Rini (7)                50,046       **            0    0.0
Charles A. Rini, Jr. (8)        39,642       **            0    0.0
Philip M. Sanson (9)            28,645       **       53,802    5.6
Joseph E. Crimaldi (10)         26,100       **       49,402    5.2
Charles A. Rego (11)            26,000       **       24,219    2.5
Ronald W. Ocasek (12)           11,350       **            0    0.0
Charles A. Rini (13)             8,501       **       57,763    6.0
Robert H. Kanner                   0        0.0            0    0.0
William A. Miller                  0        0.0            0    0.0
James A. Schlindwein               0        0.0            0    0.0
Directors and Officers
as a Group (23 persons) (14)   932,975     12.9      585,025   61.2

(notes continued from previous page)
- - ------------------------------------
* Upon compliance with certain conditions, Class B Common Stock is convertible into Class A Common Stock on a share for share basis.
**Indicates an amount less than 1%.

(1) Under Delaware law, shares of the Company held by 5300 Richmond Road Corp. will not be entitled to vote on matters requiring a stockholder vote or be counted for quorum purposes. Such shares are also excluded for purposes of calculating the Percentage of Class A Shares. Business address is Riser Foods, Inc., 5300 Richmond Road, Bedford Heights, Ohio 44146.

(2) Includes 248,782 shares of Class A Common Stock owned by Mr.Rego's mother over which Mr. Rego exercises shared voting and investment power, 1,500 shares of Class A Common Stock owned by Mr. Rego's wife and 5,000 shares of Class A
    Common Stock that Mr. Rego has the right to acquire at $7.31 per share by exercise of stock options. Business address is Riser Foods, Inc., 5300 Richmond Road, Bedford Heights, Ohio 44146.

(3) Includes 15,000 shares held in trust by Mr. Rini as trustee for his benefit, 173,558 shares of Class A Common Stock owned by 11 trusts of which Mr. Rini serves as trustee for the benefit of his children and 9,000 shares of Class A Common Stock that Mr. Rini has the right to acquire at $7.31 per share by exercise of stock options. Also includes 1,500 shares of Class A Common Stock owned by Mr. Rini's wife and 3,599 shares of Class A Common Stock held in trust for the benefit of his wife over which Mr. Rini does not exercise voting or investment power. Business address is Riser Foods, Inc., 5300 Richmond Road, Bedford Heights, Ohio 44146.

(4) Includes 9,000 shares of Class A Common Stock that Mr. Rego has the right to acquire at $7.31 per share by exercise of stock options, 100 shares of Class A Common Stock owned by Mr. Rego's wife and 64,497 shares of Class A Common Stock owned by his children.

(5) Includes 98,644 shares of Class A Common Stock owned by Mr.
    Kohrman's wife as to which Mr. Kohrman disclaims beneficial ownership.

(6) Includes 4,895 shares of Class A Common Stock owned by Mr.
    Borstein's wife and 6,608 shares of Class A Common Stock owned by his children.

(7) Includes 50,046 shares of Class A Common Stock owned by a trust of which Mr. Rini has sole power to direct the voting and investment of such shares.

(8) Includes 38,142 shares of Class A Common Stock held in trust for the benefit of Charles A. Rini, Jr. of which Charles A. Rini, Sr. has sole power to direct the voting and investment of such shares and such shares are also included within the number of shares beneficially owned by Charles A.Rini, Sr.

(9) Mr. Sanson died on March 30, 1993 but is still listed as the record holder of such shares. Address is c/o Riser Foods, Inc., 5300 Richmond Road, Bedford Heights, Ohio 44146.

(10)Includes 5,000 shares of Class A Common Stock that Mr. Crimaldi has the right to acquire at $7.31 per share by exercise of stock options. Business address is Riser Foods, Inc., 5300
    Richmond Road, Bedford Heights, Ohio  44146.

(11)Includes 5,000 shares of Class A Common Stock that Mr. Rego has the right to acquire at $7.31 per share by exercise of stock options.
                         ELECTION OF DIRECTORS

  The Company has nominated S. Lee Kohrman, Robert H. Kanner, William A. Miller and James A. Schlindwein as the directors to be elected by the holders of Class A Common Stock and Anthony C. Rego, Charles A. Rini, Sr., Ronald W. Ocasek, Joseph E. Crimaldi, Thomas
A. Rego, Charles A. Rego, Anthony Rini, Charles A. Rini and Charles A. Rini, Jr. as the directors to be elected by the holders of Class B Common Stock. With the exception of James A. Schlindwein, all the nominees are currently members of the Board of Directors. Each director will serve until the next annual meeting of stockholders and until his successor is duly elected and qualified. If a nominee for election to the Board of Directors is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee as may be named by the Board of Directors.

BIOGRAPHICAL INFORMATION CONCERNING NOMINEES

  Anthony C. Rego, 53, has served as Chairman of the Board and Chief Executive Officer since December 14, 1990 and served as Co-Chairman of the Board and Joint Chief Executive Officer from December 18, 1987 to December 14, 1990. He is also Vice President, Secretary and a director of Rini-Rego Supermarkets, Inc., f/k/a Fisher Foods, Inc. ("Rini-Rego"), a wholly-owned subsidiary of the Company. He is a cousin of Thomas A. Rego and Charles A. Rego.

  Charles A. Rini, Sr., 56, has served as President, Chief
Operating Officer and a director since December 18, 1987. He is also President and a director of Rini-Rego. He is the father of Charles A. Rini, Jr., a nephew of Anthony Rini and a cousin of Charles A. Rini.

  Ronald W. Ocasek, 48, has served as a director since December 10, 1993 and as Senior Vice President-Administration since December 11, 1992, Treasurer since May 22, 1991 and Chief Financial Officer since June 23, 1989. From September, 1988 through June, 1989 he served as Vice President-Financial Operations. Mr. Ocasek is also Chief Financial Officer and Treasurer of Rini-Rego.

  Joseph E. Crimaldi, 55, served as a director from December 18, 1987 to December 14, 1990 and since December 12, 1991. Mr. Crimaldi has served as Senior Vice President-Procurement since December 12, 1991 and as Secretary since December 14, 1990. From June 8, 1988 to December 12, 1991 he served as an Executive Vice President.

  Thomas A. Rego, 54, served as a director from December 18, 1987 to November 22, 1989 and since December 14, 1990. Mr. Rego has served as Senior Vice President-Store Development since June 8, 1988 and served as Secretary from June 23, 1989 to December 14, 1990. He is a cousin of Anthony C. Rego and Charles A. Rego.

- - -------------------------------------
(notes continued from previous page)

(12)Includes 5,000 shares of Class A Common Stock that Mr. Ocasek has the right to acquire at $10.31 per share and 6,000 shares of Class A Common Stock that he has the right to acquire at $7.31 per share by exercise of stock options.

(13)Business address is Rini Realty Company, 19050 Lorain Road,
    Fairview Park, Ohio  44126.

(14)Includes 29,400 shares of Class A Common Stock that all directors and officers as a group have the right to acquire at $10.31 per share and 66,700 shares of Class A Common Stock that all directors and officers as a group have the right to acquire at $7.31 by exercise of stock options.
                              4
PAGE

  Charles A. Rego, 52, has served as a director since November 22, 1989 and as Senior Vice President-Produce Operations since June 8, 1988. He is a cousin of Thomas A. Rego and Anthony C. Rego.

  Anthony Rini, 88, has served as a director since December 18, 1987. For more than five years prior to December 18, 1987 he served as a director of Rini Holding Company. He is the uncle of Charles A. Rini, Sr., Charles A. Rini, Jr. and Charles A. Rini.

  S. Lee Kohrman, 67, has served as a director since June 8, 1988. For more than five years he has been a Partner in the law firm of Kohrman Jackson & Krantz, legal counsel to the Company.

  Robert H. Kanner, 47, has served as a director since June 8, 1988. For more than five years he has served as Chairman of the Board and Chief Executive Officer of Pubco Corporation and its majority owned Bobbie Brooks, Incorporated subsidiary, which manufactures computer ribbons and stock tab paper, and has interests in retailing and construction products. Mr. Kanner is also a director of Aspen Imaging International, Inc. and CleveTrust Realty Investors.

  William A. Miller, 68, has served as a director since June 8, 1988. From 1987 to 1992 Mr. Miller served as Chairman of the Board of Durkee Famous Foods and for more than five years prior to 1987 he served as President and CEO of Durkee.

  Charles A. Rini, 42, has served as a director since February 25, 1991. For more than five years he has served as President of Rini Realty Company. He is a nephew of Anthony Rini and a cousin of Charles A. Rini, Sr. and Charles A. Rini, Jr.

   Charles A. Rini, Jr., 30, has served as a director since December 10, 1993. Since October 16, 1992, Mr. Rini has served as a Vice President of Rini Realty Company. From August, 1988 to December, 1991 he attended the Cleveland Marshall College of Law where he received his Juris Doctor. He is the son of Charles A. Rini, Sr., nephew of Anthony Rini and a cousin of Charles A. Rini.

  James A. Schlindwein, 65, is a nominee for election to the Board of Directors. For more than five years prior to August 31, 1994 he served as Executive Vice President-Merchandising Services for Sysco Corporation, Houston, Texas, a national institutional food service distributor, and from 1982 through 1994 served as a director of Sysco.

The Board of Directors of the Company recommends a vote FOR the election of the directors as set forth herein.

OTHER EXECUTIVE OFFICERS

  Frank D. Manetta, 51, has served as Senior Vice President-Wholesale Operations since April 18, 1994. From November, 1992 to April, 1994 he served as Senior Vice President of White Rose Foods, Somerset, New Jersey, a wholesale grocery distributor. For more than five years prior to November 1992, Mr.Manetta served in various executive capacities, including First Vice President, New England Region Area Manager and Division President, Reading, Pennsylvania Division, for Wetterau Food Distribution Group, St. Louis, Missouri, a food wholesaler.

  Philip S. Arnone, 61, has served as Senior Vice President-Merchandising since October, 1992 and Vice President, Merchandising and Procurement from September, 1990 to October, 1992. For more than five years prior to September, 1990 he served as Senior Vice President, Sales and Marketing for Victory Markets, Norwich, New York, a supermarket chain.
  Michael B. Petras, 53, has served as Vice President-Store Operations since January 3, 1994. For more than five years prior to December, 1993, Mr. Petras served in various executive capacities, including Group Vice President of Store Operations and Group Vice President/General Manager-Discount Drug Division for First National Supermarkets, Inc., Maple Heights, Ohio, a supermarket chain.

  John A. Koscielski, 48, has served as Vice President-Wholesale
Sales since July 5, 1992. From February 15, 1991 to July 5, 1992 he served as Director of Wholesale Grocery Sales and from March, 1988 through February, 1991 he served as Director of Retail Services, Wholesale Sales Department.

  Allen Van Luvender, 52, has served as Vice President-MIS since February 15, 1991 and Director-MIS from May 15, 1989 to February 15, 1991. From March, 1986 to May, 1989 he served as Senior Systems Analyst/Project Manager for Borman's, Inc., Detroit, Michigan, a supermarket chain.

  Mark E. Packer, 52, has served as Vice President-Meat Operations since October, 1992. From June 8, 1988 to October, 1992 he served as Director of Meat Operations.

  Richard J. Nye, 57, has served as Vice President-Eagle Ice Cream since May 26, 1990. From July 1, 1986 to May 26, 1990 he served as General Manager of Eagle Ice Cream.

  Frank A. Zeiher, 38, has served as Vice President-Human Resources since January 3, 1994. For more than five years, Mr. Zeiher served in various capacities for the Company including Director of Retail Operations, Director of Productivity & Service and Retail Zone Manager.

  Phillip W. Oliveri, 33, has served as Director of Finance since
December 6, 1992 and as Corporate Controller since November 28,
1988.

  Robert M. Catino, 55, has served as Assistant Secretary since
June 8, 1988 and Director of Real Estate since March 14, 1989.

  Jeffrey P. Sabatine, 33, has served as General Counsel since September 14, 1992 and Assistant Secretary since December
11, 1992.  From November 16, 1987 to September 4, 1992 Mr.
Sabatine was an attorney with Kohrman Jackson & Krantz,
Cleveland, Ohio.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the 1994 Fiscal Year, the Board of Directors held three meetings and took action by unanimous written consent on six occasions. During the 1994 Fiscal Year, each of the directors attended at least 75% of (i) the total number of meetings held by committees of the Board on which such director served and (ii) with the exception of Robert H. Kanner, the total number of meetings of the Board.

  The Board of Directors of the Company has a Compensation
Committee, Audit Committee, Stock Option Committee and Executive
Committee.

  The Compensation Committee, which held two meetings during the 1994 Fiscal Year, has the authority to review the salary and benefit structures of the Company with respect to executive officers and to make recommendations with respect to such matters. S. Lee Kohrman, William A. Miller and Robert H. Kanner are the members of the Compensation Committee.
                              6
PAGE

  The Audit Committee, which held two meetings during the 1994 Fiscal Year, has the authority to recommend to the Board of Directors the independent accountants to audit the Company's and its consolidated subsidiaries' financial statements, to meet with the independent accountants and to review the Company's financial statements, results of audits and fees charged. S. Lee Kohrman, William A. Miller and Robert H. Kanner are the members of the Audit Committee.

  The Stock Option Committee, which held no meetings during the 1994 Fiscal Year, has the authority to supervise the implementation of the Company's Stock Incentive Plan. S. Lee Kohrman, William A. Miller and Robert H. Kanner are the members of the Stock Option Committee.

  The Executive Committee, which held no meetings and took action by unanimous written consent on twelve occasions during the 1994 Fiscal Year, has the authority while the Board of Directors is not in session to appoint officers and agents of the Company, review compensation and allowances for directors, review and approve executive payroll and salaries, approve systems for the distribution of incentive compensation or cash bonuses under the Company's Bonus Program, borrow money and issue evidences of indebtedness, determine questions of general policy, make recommendations as to the declaration of dividends and such other powers as may be lawfully delegated to the Board of Directors which are not in conflict with the Company's Certificate of Incorporation or By-Laws, or applicable law. Anthony C. Rego and Charles A. Rini, Sr. are the members of the Executive Committee.

COMPENSATION OF DIRECTORS


  The Company compensates Messrs. Kanner and Miller $12,000 per annum for their services as directors, and each is paid $800 for each directors' meeting or committee meeting which he attends. They are also reimbursed for their reasonable expenses incurred in the performance of their duties as directors. These arrangements have been in effect for each of the Company's last five fiscal years.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's securities ("10% Stockholders") to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the
"SEC"), the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required to be filed, the Company believes that during the 1994 Fiscal Year, all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with, except the following: one report covering an aggregate of two transactions was filed late by Robert H. Kanner, a director of the Company, one report covering one transaction was filed late by Charles A. Rini, a director of the Company, an Initial Statement of Beneficial Ownership of Securities on Form 3 was filed late by Frank D. Manetta, an officer of the Company and one report covering one transaction was filed late by Charles A. Rini, Sr., a director and an officer of the Company. Charles A. Rini, Sr. also failed to file one report in the 1994 Fiscal Year, but subsequently filed such report.
                              7
PAGE

                   EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning the compensation of the Chief Executive Officer,the four other most highly compensated executive officers of the Company who served in such capacities as of July 2, 1994 and a former officer who would have been among the four most highly compensated executive officers had he been an executive officer at fiscal year-end (the "Named Officers").





                                                        Long Term
                               Annual Compensation    Compensation
                        -------------------------------  Awards
                                           Other Annual  -------
   Name and                Salary  Bonus   Compensation   Stock
 All Other
Principal Position   Year   ($)   ($)(1)     ($)(2)      Options
Compensation
- - ------------------   ----  ------- ------   -----------  -------
- - -----------
Anthony C. Rego      1994  300,000  22,500      -0-        -0-
 22,290
Chairman and CEO     1993  298,077  43,750      -0-       9,000
 19,939
                     1992  259,600  41,250      -0-        -0-
 18,478

Charles A. Rini, Sr. 1994  300,000  22,500      -0-        -0-
  8,800
President and COO    1993  298,077  43,750      -0-       9,000
  6,580
                     1992  259,600  41,250      -0-        -0-
  3,826

Ronald W. Ocasek     1994  170,290  12,750      -0-        -0-
  4,757
Senior Vice President1993  160,939  23,623      -0-       6,000
  2,105
 CFO and Treasurer   1992  147,863  21,243      -0-       5,000
    546

Joseph E. Crimaldi   1994  162,762  10,582      -0-        -0-
 11,688
Senior Vice President1993  161,019  20,551      -0-       5,000
 10,090
 and Secretary       1992  152,581  19,839      -0-        -0-
 10,784

Thomas A. Rego       1994  161,180  10,479      -0-        -0-
  4,410
Senior Vice President1993  159,454  20,352      -0-       5,000
  3,994
                     1992  151,717  19,726      -0-        -0-
  4,009

Michael L. Borstein  1994  145,398    -0-       -0-        -0-
 79,734
Former Executive     1993  218,090  32,000      -0-       9,000
  9,002
Vice President(5)    1992  201,769  30,007      -0-        -0-
  7,953
                              8



(1) Bonuses are shown for the fiscal year earned, but are paid in the following fiscal year.

(2) No information is provided in the column labeled "Other Annual Compensation" since the aggregate amount of perquisites and other personal benefits for the periods indicated is less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for each of the Named Officers.
                                     8
PAGE

AGGREGATED OPTION EXERCISES IN 1994 FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

  The following table sets forth information on option exercises by the Named Officers during the 1994 Fiscal Year and the value of such Named Officer's unexercised in-the-money options at July 2, 1994, the last day of the 1994 Fiscal Year.



                Number of
                 Shares           Number of Securities    Value of
Unexercised
                Acquired Value    Underlying Options      In
the-Money Options
                  on   Realized   at Fiscal Year-End      at Fiscal
Year-End
Name            Exercise  ($)  Exercisable Unexercisable
Exercisable Unexercisable
- - --------------  --------- ---- ----------- -------------
- - ----------- -------------
Anthony C. Rego     -0-    -0-      -0-         9,000         -0-
      -0-
Charles A. Rini, Sr.-0-    -0-      -0-         9,000         -0-
      -0-
Ronald W. Ocasek    -0-    -0-     5,000        6,000         -0-
      -0-
Joseph E. Crimaldi  -0-    -0-      -0-         5,000         -0-
      -0-
Thomas A. Rego      -0-    -0-      -0-         5,000         -0-
      -0-
Michael L. Borstein -0-    -0-      -0-          -0-          -0-
      -0-



(notes continued from previous page)

(3) All options shown were granted by the Stock Option Committee under the Company's Stock Incentive Plan For Key Employees. Options shown for the 1992 Fiscal Year were granted on October 4, 1991 and became exercisable on October 4, 1993 at $10.31 per share. Options shown for the 1993 Fiscal Year were granted on July 28, 1992 and became exercisable on July 28, 1994 at $7.31 per share. Such unexercised options expire ten years following the date of grant and will expire earlier if certain events occur, including if the optionee ceases to be an active employee, officer or director of the Company, or dies or becomes disabled.


(4) Information provided in the column labeled "All Other Compensation" for the 1994 Fiscal Year includes the following: (i) the value of life insurance premiums paid by the Company for the benefit of each of the Named Officers as follows: Mr. A. Rego, $18,915; Mr. Rini, $2,754; Mr. Ocasek, $1,566; Mr. Crimaldi,
$9,592; Mr. T. Rego, $4,410; and Mr. Borstein, $8,609; (ii)
the value of life insurance premiums paid by the Company net of premiums to be refunded to the Company for the benefit of Mr.
Rini in the amount of $2,671; and (iii) matching contributions to the Company's Employee Savings and Retirement Plan to each of the Named Officers as follows: Mr. A. Rego, $3,375; Mr. Rini, $3,375; Mr. Ocasek, $3,191; Mr. Crimaldi, $2,096; and Mr. Borstein, $1,895.

(5) Mr. Borstein resigned from his position as Executive Vice President and a director of the Company on February 4, 1994.
The amount shown in the column labelled "All Other Compensation" represents severance payments made to Mr. Borstein in the 1994 Fiscal Year pursuant to a Settlement Agreement and Release between Mr. Borstein and the Company dated February 1, 1994. In general, this agreement provides for severance payments of $200,000 per year through February 24, 1996, continued participation in the Company's medical, life and disability insurance benefit programs and title to the Company vehicle used by him. Such agreement also contains a release of liability and prohibits Mr. Borstein from competing with the Company for a two-year period.
                              9
PAGE

COMPENSATION COMMITTEE REPORT REGARDING EXECUTIVE COMPENSATION

  The Compensation Committee of Board of Directors (the
"Committee") is composed of the individuals listed below, all of whom are outside directors. No member of the Committee has served as an officer of the Company or is eligible to participate in any of the compensation plans or programs it oversees.

  The hiring, retention and compensation of an executive is based chiefly upon the individual's experience, commitment to long-term service with the Company, relative compensation levels in the industry and marketplace, leadership qualities and identifiable contribution to the Company's financial results. Consequently, the compensation package of the Company's executives consists of a base salary reviewed each year, participation in the Company's Stock Incentive Plan for Key Employees (the "Stock Incentive Plan") and participation in the Company's Cash Bonus Program (the "Bonus Program").


  Using the above criteria and compensation package, the base compensation of Anthony C. Rego, the Company's Chief Executive Officer, for the fiscal year ended July 2, 1994, was substantially the same as that for the prior fiscal year and his predetermined share of the bonus pool distributed under the Bonus Program earned him $22,500 compared to $43,750 for the prior fiscal year, or a decrease of 48.6%. He received no options to purchase shares under the Stock Incentive Plan. Given special consideration in determination of Mr. Rego's base salary, in addition to the foregoing criteria, was the contribution to the Company's financial results and access to new wholesale customers from Mr. Rego's leadership in acquiring a new health and beauty care/general merchandise business during the period.







                                            Robert H. Kanner
                                            S. Lee Kohrman
                                            William A. Miller



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  S. Lee Kohrman, a director of the Company, is a member of the Compensation Committee which reviews and makes recommendations concerning executive officers' salaries and bonuses. During the 1994 Fiscal Year, the Company engaged Kohrman Jackson & Krantz as legal counsel to the Company and its subsidiaries. Mr. Kohrman is a Partner in such law firm.
                              10
PAGE

STOCK PRICE PERFORMANCE

  The following graph is a comparison of the cumulative total return during the preceding five fiscal year for the Company's Class A Common Stock, the AMEX Market Value Index and the Dow Jones Food Retailers & Wholesalers Index assuming an initial investment of $100 on June 30, 1989 and the reinvestment of all dividends, if any. The information presented should not be interpreted as being necessarily indicative of future performance.


  Measurement Period     Riser Foods,     Amex Market         DJ
Food
(Fiscal Year Covered)     Inc.            Value        Retailers
and Wholesalers

Measurement Pt-6/30/89      $100             $100          $100

FYE 6/30/90                 $137             $101          $118
FYE 6/29/91                 $142             $100          $136
FYE 6/27/92                 $112             $106          $125
FYE 7/03/93                 $ 95             $121          $136
FYE 7/02/94                 $ 92             $118          $129


CERTAIN TRANSACTIONS

  The Company was formed to act as the parent holding company in connection with the combination (the "Combination") of Fisher Foods, Inc. ("Fisher"), Rini Holding Company ("Rini"), Rego Supermarkets, Inc. ("Rego"), and American Seaway Foods, Inc. and two of its affiliated partnerships ("Seaway"). The effective date of the Combination was June 8, 1988 (the "Effective Date"). Subsequently, Rini and Rego were merged into Fisher and Fisher's name was changed to Rini-Rego Supermarkets,Inc.

  Since the Effective Date, the Company has continued to lease from Seaway Development Company ("Seaway Development") a warehouse on Aurora Road and its Cash-n-Carry facility on Woodland Avenue upon lease terms which were amended in April 1992 reducing the term of the leases to end on July 14, 1995 and granting the Company the right to purchase and Seaway Development the right to put to the Company these properties. Monthly base rental is $58,478 and $6,609 for the Aurora Road and Woodland Avenue properties, respectively. During the 1994 Fiscal Year, the Company paid Seaway Development $781,040 under such leases. Seaway Development is an Ohio general partnership whose partners were shareholders of Seaway prior to the Combination, and include Michael L. Borstein, who served as a director and an Executive Vice President of
the Company until February 4, 1994. The Company believes the terms and conditions of the leases from Seaway Development reflect current market rental rates and are at least as favorable to the Company as could be obtained from persons not related to the Company. Seaway Development has notified the Company of its intent to put these buildings to the Company pursuant to the lease terms for each property in the current fiscal year for an aggregate purchase price of $6,000,000.
                              11
PAGE

  Since the Effective Date, the Company has leased five retail supermarket locations from Rini Realty Company ("Rini Realty"), an Ohio corporation whose shareholders were shareholders of Rini prior to the Combination and include Charles A. Rini, Sr., a director and the President and Chief Operating Officer of the Company, Anthony Rini, Charles A. Rini and Charles A. Rini, Jr., who are each directors of the Company. Since the Effective Date, the Company has also leased two retail supermarket locations from Rego Realty Company ("Rego Realty"), an Ohio limited partnership whose partners were shareholders of Rego prior to the Combination and include Anthony C. Rego, Chairman and Chief Executive Officer of the Company, Thomas A. Rego, and director and Senior Vice President of the Company, Joseph E. Crimaldi, a director, Senior Vice President and Secretary of the Company and Charles A. Rego, a director and Senior Vice President of the Company. The
Company's management believes that the terms and provisions of such leases reflect terms and conditions which are customary in the retail grocery industry and are at least as favorable to the Company as could be obtained from persons unrelated to the Company. Each of the leases provides for base rent plus additional rent based on a percentage of the Company's gross sales from such location and allows for an adjustment in the base rent every five years. Each lease provides that the Company pay real estate taxes, assessments, common area maintenance charges, insurance charges and utility expenses. During the 1994
Fiscal Year, the Company paid Rini Realty and Rego Realty annual fixed rent of $1,344,091 and $399,384, respectively. On May 1, 1987, a subsidiary of the Company made a loan to Rego Realty in the principal amount of $990,000 in connection with the acquisition of a supermarket location. This loan, the largest outstanding balance of which was $822,438 during the 1994 Fiscal Year, bears interest at 7.5%, and has an outstanding balance of $777,999 as of October 12, 1994. During the 1994 Fiscal Year, Rego Realty repaid the outstanding balance of a $306,000 loan bearing interest at prime plus 1.5% percent in the amount of $162,574, which loan was made by the Company in March 1988.

  As of September 24, 1994 the Company had accounts and notes receivable of approximately $3,146,000 due from other members of the Association of Stop-N-Shop Supermarkets (the "Association"), an association of independent supermarkets established as a cooperative advertising and purchasing organization. The
Company has a 69% ownership and 38% voting interest in the Association. The accounts and notes receivable are primarily related to arms-length purchases of grocery related products and gift certificates by other members of the Association.

  During the 1994 Fiscal Year, the Company engaged Kohrman Jackson & Krantz as legal counsel to the Company and its subsidiaries. S. Lee Kohrman, a director of the Company, is a Partner in such law firm.

  In connection with Frank D. Manetta joining the Company as Senior Vice President-Wholesale Operations, the Company made a
$97,127 bridge loan to him and his wife for the purchase of a house in the Cleveland area. This note bears interest at 8.25%, is secured by second mortgages on both his current and former residences and has a balance of $99,191 as of October 15, 1994.
                INDEPENDENT PUBLIC ACCOUNTANTS

  Pursuant to the recommendation of the Audit Committee, the Board of Directors selected Arthur Andersen & Co. as the Company's independent public accountants for the 1994 Fiscal Year. Representatives of that firm will be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. The Board of Directors has retained discretion in the appointment of its independent public accountant for the fiscal year ending July 1, 1995.
                              12
PAGE

                      ADDITIONAL INFORMATION

COST OF SOLICITATION OF PROXIES

  The cost of soliciting proxies will be paid by the Company including expenses for preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph or personal interview.

STOCKHOLDER PROPOSAL DEADLINE

  A stockholder proposal intended to be presented at the 1995
Annual Meeting must be received by the Company on or before July 2, 1995 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposal should be addressed to Secretary, Riser Foods, Inc., 5300 Richmond Road, Bedford Heights, Ohio 44146.

OTHER BUSINESS

  The Company is not aware of any matters to be brought before the Meeting except those set forth in the attached Notice of Annual
Meeting of Stockholders. However, if other matters come before the Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters.

  Stockholders are urged to date, sign and return the enclosed proxy in the envelope provided to make certain their shares are voted. A prompt response is helpful and your cooperation will be appreciated.


                                        BY ORDER OF THE BOARD OF
                                             DIRECTORS

                                        /s/ Anthony C. Rego

                                        Anthony C. Rego
                                        Chairman of the Board
                                        and Chief Executive
                                        Officer

Bedford Heights, Ohio
October 27, 1994


                        ANNUAL REPORT ON FORM 10-K

IN ADDITION TO ITS ANNUAL REPORT TO STOCKHOLDERS, THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY, WITHOUT CHARGE,OBTAIN A COPY WITHOUT EXHIBITS BY WRITING TO THE COMPANY, ATTENTION: RONALD W. OCASEK, CHIEF FINANCIAL OFFICER, RISER FOODS,INC., 5300 RICHMOND ROAD, BEDFORD HEIGHTS, OHIO 44146.

                               APPENDIX
                    Graphic and Image Information


Item:                                        Cross Reference:

Performance Graph                            See the description
 (Regulation S-K Item                        contained at page
    402(l)                                   11 of the filing
                                             under the caption
                                             "Stock Price
                                             Performance"

X    Please Mark your                  Shares in your name
     vote as in this
     example
               For  Withheld

               ---    ---

1. Election of              2. In their discretion, the Proxies are
   Directors                   authorized to vote upon such other
   (see reverse)               business as may properly come before
                               the meeting.

For, except vote withheld from the
following nominee(s):
                               This proxy when properly executed
                               will be voted in the manner directed
 ----------                    herein by the stockholder.  If no
                               direction is made, this proxy will
                               be voted to elect all of the
                               nominees for Director as set forth
                               in Item 1 above and in accordance
                               with the best judgement of the
                               Proxies on any other business which
                               properly comes before the meeting.

                         CHANGE
                           OF        ----------
                         ADDRESS


SIGNATURE(S)                                         DATE
            ----------------------------------------      --------
SIGNATURE(S)                                         DATE
            ----------------------------------------     ---------
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
- - -------------------------------------------------------------------
- - -------------------------------------------------------------------
P                       RISER FOODS, INC.
R
O                     CLASS A COMMON STOCK
X
Y    Proxy Solicited on Behalf of the Board of Directors of
     Riser Foods, Inc. for Annual Meeting on December 9, 1994

     The undersigned constitutes and appoints Anthony C. Rego and Charles A. Rini, Sr., and each of them, his true and lawful agent and proxy with full power of substitution in each, to represent the undersigned and to vote as designated below all shares of Class A Common Stock of Riser Foods, Inc. (the "Company"), held of record by the undersigned on October 17, 1994, at the annual meeting of stockholders to be held at the Company's offices on December 9, 1994 or any adjournment thereof.

                                   (change of address)
Election of Directors, Nominees:
S. Lee Kohrman, Robert H. Kanner,
William A. Miller and James A.
Schlindwein
                                   (If you have written in the
                                   above space, please mark
                                   the corresponding box on the
                                   reverse side of this card.)

     Please mark, sign, date and return this proxy card promptly using the enclosed envelope
PAGE

X    Please Mark your                  Shares in your name
     vote as in this
     example
               For  Withheld

               ---    ---

1. Election of              2. In their discretion, the Proxies
   Directors                   are authorized to vote upon such
  (see reverse)                other business as may properly
                               come before the meeting.

For, except vote withheld from the
following nominee(s):
                               This proxy when properly
                               executed will be voted in the
 ----------                    manner directed herein by the
                               stockholder.  If no direction is
                               made, this proxy will be voted
                               to elect all of the nominees for
                               Director as set forth in Item
                               1 above and in accordance with
                               the best judgement of the
                               Proxies on any other business
                               which properly comes before
                               the meeting.

                         CHANGE
                           OF      ----------
                         ADDRESS
SIGNATURE(S)                                         DATE
            ----------------------------------------     ----------
SIGNATURE(S)                                         DATE
            ----------------------------------------     ----------
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.
- - -------------------------------------------------------------------
- - -------------------------------------------------------------------
P                       RISER FOODS, INC.
R
O                     CLASS B COMMON STOCK
X
Y    Proxy Solicited on Behalf of the Board of Directors of
     Riser Foods, Inc. for Annual Meeting on December 9, 1994

     The undersigned constitutes and appoints Anthony C. Rego and Charles A. Rini, Sr., and each of them, his true and lawful agent and proxy with full power of substitution in each, to represent the undersigned and to vote as designated below all shares of Class B Common Stock of Riser Foods, Inc. (the "Company"), held of record by the undersigned on October 17, 1994, at the annual meeting of stockholders to be held at the Company's offices on December 9, 1994 or any adjournment thereof.

                                   (change of address)
Election of Directors, Nominees:
Anthony C. Rego, Charles A. Rini,
Sr., Ronald W. Ocasek, Joseph E.
Crimaldi, Thomas A. Rego, Charles
A. Rini, Charles A. Rego, Anthony
Rini, Charles A. Rini, Jr.         (If you have written in the
                                   above space, please mark
                                   the corresponding box on the
                                   reverse side of this card.)

Please mark, sign, date and return this proxy card promptly using the enclosed envelope